Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantee)

for Tender of Shares of Common Stock of

Resources Connection, Inc.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 15, 2016, UNLESS THE OFFER IS EXTENDED (SUCH TIME AND DATE, AS MAY BE EXTENDED, THE “EXPIRATION TIME”) OR TERMINATED.

As set forth in Section 3 of the Offer to Purchase (as defined below) this form must be used to accept the Offer (as defined below) if (1) certificates representing your shares of common stock of Resources Connection, Inc., a Delaware corporation (the “Company”), par value $0.01 per share (the “Shares”), are not immediately available or cannot be delivered to the Depositary prior to the Expiration Time (or the procedures for book-entry transfer described in the Offer to Purchase and the related Letter of Transmittal cannot be completed on a timely basis), or (2) time will not permit delivery of all required documents, including a properly completed and duly executed Letter of Transmittal, to the Depositary prior to the Expiration Time.

This form, signed and properly completed, may be transmitted by facsimile or delivered by mail or overnight delivery to the Depositary. See Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

The Depositary for the Offer is:

If delivering by mail:	If delivering by hand, express mail, courier, or other expedited service:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Toll-free: (877) 248-6417

(718) 921-8317

Fax: (718) 234-5001

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at one of the above addresses, or by facsimile transmission, prior to the Expiration Time. Deliveries to the Company, to the Dealer Manager, the Information Agent or the book-entry transfer facility (as described in the Offer to Purchase) will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Resources Connection, Inc., a Delaware corporation (“Resources” or the “Company”), at the price per Share indicated in this Notice of Guaranteed Delivery, on the terms and subject to the conditions set forth in the Offer to Purchase, dated October 18, 2016 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal,” which together with the Offer to Purchase, as they may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

Number of Shares to be tendered:              Shares. Unless otherwise indicated, it will be assumed that all Shares are to be tendered.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

(See Instruction 5 of the Letter of Transmittal)

The undersigned is tendering shares as follows (Check only one box under (A) or (B) below):

A) SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking one of the following boxes below instead of the box in “SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER,” you are tendering Shares at the price checked. This election could result in none of your Shares being purchased if the Final Purchase Price selected by Resources for the Shares is less than the price checked below. If you wish to tender Shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you wish to tender Shares. The same Shares cannot be tendered at more than one price, unless previously and validly withdrawn. See Sections 3 and 4 of the Offer to Purchase.

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES. IF NO BOX IS CHECKED, YOU WILL BE DEEMED TO HAVE MADE A TENDER UNDER “SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER” BELOW.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐	$13.50	☐	$14.40	☐	$15.30
☐	$13.60	☐	$14.50	☐	$15.40
☐	$13.70	☐	$14.60	☐	$15.50
☐	$13.80	☐	$14.70	☐	$15.60
☐	$13.90	☐	$14.80	☐	$15.70
☐	$14.00	☐	$14.90	☐	$15.80
☐	$14.10	☐	$15.00	☐	$15.90
☐	$14.20	☐	$15.10	☐	$16.00
☐	$14.30	☐	$15.20

B) SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

☐       By checking this one box instead of one of the price boxes in “SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER,” you are tendering Shares and are willing to accept the Final Purchase Price selected by Resources in accordance with the terms of the Offer. This action will maximize the chance of having Resources purchase your Shares pursuant to the Offer (subject to proration). Note that this election is deemed to be a tender of Shares at the minimum price under the Offer of $13.50 per Share and could cause the Final Purchase Price in the Offer to be lower for purposes of determining the Final Purchase Price in the Offer, and could result in the tendered Shares being purchased at the minimum price under the Offer of $13.50 per Share. See Section 3 of the Offer to Purchase.

CONDITIONAL TENDER

(See Instruction 14 of the Letter of Transmittal)

As described in Section 6 of the Offer to Purchase, a tendering stockholder may condition his or her tender of Shares upon Resources purchasing all or a specified minimum number of the Shares tendered. Unless at least the minimum number of Shares you indicate below is purchased by Resources pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. Stockholders should note that the treatment of the consideration they receive for tendered Shares as either (i) consideration received in a sale or exchange of tendered Shares or (ii) a distribution with respect to such Shares may be affected by the percentage of their total Shares that are purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of Shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Stockholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any stockholder tendering Shares. Unless this box has been checked and a minimum number of Shares specified, your tender will be deemed unconditional.

☐       The minimum number of Shares that must be purchased from me/us, if any are purchased from me/us, is:              Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, Resources may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked this box:

☐       The tendered Shares represent all Shares held by the undersigned.

ODD LOTS (See Instruction 15 of the Letter of Transmittal)

As described in Section 1 of the Offer to Purchase, under certain conditions, holders of a total of fewer than 100 Shares may have their Shares tendered at or below the Final Purchase Price accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders or to beneficial or record holders of 100 or more Shares in the aggregate, even if these holders have separate accounts or certificates representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth on the signature page hereto, and who continues to own, beneficially or of record, as of the Expiration Time, an aggregate of fewer than 100 Shares.

The undersigned either (check one box):

☐     is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

☐     is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder and (ii) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

In addition, the undersigned is tendering either (check one box):

☐     at the price per Share indicated above in “SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER;” or

☐     at the Final Purchase Price, as the same will be determined by Resources in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in “SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER” above).

Certificate Nos. (if available):

Name(s) of Record Holder(s):
(Please Type or Print)

Address(es):

Zip Code(s):

Daytime Area Code and Telephone Number:

Signature(s):

Dated: , 2016

If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:

Name of Tendering Institution:

Account Number at Book-Entry Transfer Facility:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchange Medallion Program, or an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees that (1) the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) such tender of Shares complies with Rule 14e-4 under the Exchange Act and (3) it will deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s account at the Depository Trust Company, in any such case, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any required signature guarantees and other documents required by the Letter of Transmittal, within three business days (as defined in the Offer to Purchase) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated: , 2016

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.

CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.